Exhibit 10.1

AMENDED AND RESTATED
ENERJEX RESOURCES, INC.
STOCK INCENTIVE PLAN
(As amended through October 14, 2008)

1. PURPOSE. The purpose of the Amended and Restated EnerJex Resources, Inc. Stock Incentive Plan (the “Plan”) is to strengthen EnerJex Resources, Inc., a Nevada corporation (“Corporation”), by providing to employees, officers, directors, consultants and independent contractors of the Corporation or any of its subsidiaries (including dealers, distributors, and other business entities or persons providing services on behalf of the Corporation or any of its subsidiaries) added incentive for high levels of performance and unusual efforts to increase the earnings of the Corporation. The Plan seeks to accomplish this purpose by enabling specified persons to acquire shares of the common stock of the Corporation, $0.001 par value, thereby increasing their proprietary interest in the Corporation’s success and encouraging them to remain in the employ or service of the Corporation. Further purposes of the Plan are:

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To provide officers and other employees of the Corporation with opportunities to purchase stock pursuant to options which qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), granted hereunder (“ISO” or “ISOs”);

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To provide directors, officers, employees, consultants and independent contractors of the Corporation with opportunities to purchase stock pursuant to options granted hereunder, which do not qualify as ISOs (“Non-Qualified Option” or “Non-Qualified Options”); and

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To provide directors, officers, employees, consultants and independent contractors of the Corporation with opportunities to make direct purchases of or be granted shares of restricted stock (“Restricted Stock”).

Both ISOs and Non-Qualified Options are referred to hereafter individually as an “Option” and collectively as “Options.”

As used herein, the terms “Parent” and “Subsidiary” mean “Parent Corporation” and “subsidiary corporation” as those terms are defined in Section 425 of the Code.

2. CERTAIN DEFINITIONS. As used in this Plan, the following words and phrases shall have the respective meanings set forth below, unless the context clearly indicates a contrary meaning:

2.1 “Award Agreement”: The document setting forth the terms and conditions of each Option or Restricted Stock grant.

2.2 “Board of Directors”: The Board of Directors of the Corporation.

2.3 “Code”: The Internal Revenue Code of 1986, as amended.

2.4 “Committee”: The Committee means the Governance, Compensation and Nominating Committee of the Corporation’s Board of Directors.

2.5 “Fair Market Value Per Share”: The fair market value per share of the Shares as determined by the Committee in good faith. The Committee is authorized to make its determination as to the fair market value per share of the Shares on the following basis: (i) if the Shares are traded only otherwise than on a securities exchange and are not quoted on the National Association of Securities Dealers’ Automated Quotation System (“NASDAQ”), but are quoted on the bulletin board or in the “pink sheets”, the greater of (a) the average of the mean between the average daily bid and average daily asked prices of the Shares during the thirty (30) day period preceding the date of grant of an Option, as quoted on the bulletin board or in the “pink sheets”, or (b) the mean between the average daily bid and average daily asked prices of the Shares on the date of grant, as published on the bulletin board or in such “pink sheets;” (ii) if the Shares are traded only otherwise than on a securities exchange and are quoted on NASDAQ, the greater of (a) the average of the mean between the closing bid and closing asked prices of the Shares during the thirty (30) day period preceding the date of grant of an Option, as reported by the Wall Street Journal and (b) the mean between the closing bid and closing asked prices of the Shares on the date of grant of an Option, as reported by the Wall Street Journal; (iii) if the Shares are admitted to trading on a securities exchange, the daily closing price of the Shares on the date of grant of an Option, as quoted in the Wall Street Journal; or (iv) if the Shares are traded only otherwise than as described in (i), (ii) or (iii) above, or if the Shares are not publicly traded, the value determined by the Committee in good faith based upon the fair market value as determined by completely independent and well qualified experts.

2.6 “Grantee”: A holder of an Option or Restricted Stock.

2.7 “Incentive Stock Option”: An Option intended to qualify for treatment as an incentive stock option under Code Sections 421 and 422A, and designated as an Incentive Stock Option.

2.8 “Nonqualified Option”: An Option not qualifying as an Incentive Stock Option.

2.9 “Option”: A stock option granted under the Plan.

2.10 “Restricted Stock”: Shares subject to restrictions determined by the Committee, or federal or state securities laws.

2.11 “Shares”: The shares of common stock $.001 par value of the Corporation.

3. ADMINISTRATION OF PLAN.

3.1 In General. This Plan shall be administered by the Committee.

3.2 Authority. Subject to the express provisions of this Plan, the Committee shall have the authority to: (i) construe and interpret the Plan, decide all questions and settle all controversies and disputes which may arise in connection with the Plan and to define the terms used therein; (ii) prescribe, amend and rescind rules and regulations relating to administration of the Plan; (iii) determine the purchase price of the Shares covered by Options and Restricted Stock, if any, and the method of payment of such price, individuals to whom, and the time or times at which, Options or Restricted Stock shall be granted and exercisable and the number of Shares covered by Options or Restricted Stock; (iv) determine the terms and provisions of the respective Award Agreements (which need not be identical); (v) determine the duration and purposes of leaves of absence which may be granted to Grantees without constituting a termination of their employment for purposes of the Plan; (vi) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (vii) determine the time or times and specific conditions and restrictions subject to Options or Restricted Stock and the nature of those conditions or restrictions; and (viii) make all other determinations necessary or advisable to the administration of the Plan. Determinations of the Committee on matters referred to in this Section 3 shall be conclusive and binding on all parties howsoever concerned. With respect to ISOs, the Committee shall administer the Plan in compliance with the provisions of Code Section 422A as the same may hereafter be amended from time to time. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option or Restricted Stock grant.

4. ELIGIBILITY AND PARTICIPATION.

4.1 In General. Only officers, employees and directors who are also employees of the Corporation or any Subsidiary shall be eligible to receive grants of ISOs. Officers, employees and directors (whether or not they are also employees) of the Corporation or any Subsidiary, as well as consultants, independent contractors or other service providers of the Corporation or any Subsidiary shall be eligible to receive grants of Nonqualified Options and Restricted Stock. Within the foregoing limits, the Committee, from time to time, shall determine and designate persons to whom Options or Restricted Stock may be granted. All such designations shall be made in the absolute discretion of the Committee and shall not require the approval of the stockholders. In determining (i) the number of Shares to be covered by each Option or Restricted Stock grant, (ii) the purchase price for such Shares and the method of payment of such price (subject to the other sections hereof), (iii) the individuals of the eligible class to whom Options or Restricted Stock shall be granted, (iv) the terms and provisions of the respective Award Agreements, and (v) the times at which such Options or Restricted Stock shall be granted, the Committee shall take into account such factors as it shall deem relevant in connection with accomplishing the purpose of the Plan as set forth in Section 1. An individual who has been granted an Option or Restricted Stock may be granted an additional Option or Restricted Stock if the Committee shall so determine. No Option or Restricted Stock shall be granted under the Plan after October 13, 2018, but Options or Restricted Stock granted before such date may be exercisable or vest after such date.

4.2 Certain Limitations. In no event shall ISOs be granted to a Grantee such that the sum of (i) the aggregate fair market value (determined at the time the ISOs are granted) of the Shares subject to all Options granted under the Plan which are exercisable for the first time during the same calendar year, plus (ii) the aggregate fair market value (determined at the time the Options are granted) of all stock subject to all other ISOs granted to such Grantee by the Corporation, its parent and Subsidiaries which are exercisable for the first time during such calendar year, exceeds One Hundred Thousand Dollars ($100,000). For purposes of the immediately preceding sentence, fair market value shall be determined as of the date of grant based on the Fair Market Value Per Share as determined pursuant to Section 2.5.

5. AVAILABLE SHARES AND ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

5.1 Shares. Subject to adjustment as provided in Section 5.2 below, the total number of Shares to be subject to Options and Restricted Stock awards granted pursuant to this Plan shall not exceed One Million Two Hundred Fifty Thousand (1,250,000) Shares. Shares subject to the Plan may be either authorized but unissued shares or shares that were once issued and subsequently reacquired by the Corporation; the Committee shall be empowered to take any appropriate action required to make Shares available for Options or Restricted Stock granted under this Plan. If (i) any Option is surrendered before exercise or lapses without exercise in full or for any other reason ceases to be exercisable, or (ii) Restricted Stock is surrendered before vesting or lapses without vesting in full or for any other reason ceases to be outstanding, the Shares reserved therefore shall continue to be available under the Plan. The maximum number of Options that may be granted to a Grantee in any fiscal year of the Corporation is 500,000. The maximum number of Shares subject to a Restricted Stock award to a Grantee in any fiscal year of the Corporation is 250,000.

5.2 Adjustments. As used herein, the term “Adjustment Event” means an event pursuant to which the outstanding Shares of the Corporation are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities, without receipt of consideration by the Corporation, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise. Upon the occurrence of an Adjustment Event, (i) appropriate and proportionate adjustments shall be made to the number and kind of Shares and exercise price for the Shares subject to the Options or Restricted Stock grants which may thereafter be granted under this Plan, (ii) appropriate and proportionate adjustments shall be made to the number and kind of and exercise price for the Shares subject to the then outstanding Options or Restricted Stock granted under this Plan, and (iii) appropriate amendments to the Award Agreements shall be executed by the Corporation and the Grantees, if the Committee determines that such an amendment is necessary or desirable to reflect such adjustments. If determined by the Committee to be appropriate, in the event of an Adjustment Event that involves the substitution of securities of a corporation other than the Corporation, the Committee shall make arrangements for the assumptions by such other corporation of any Options or Restricted Stock then or thereafter outstanding under the Plan. Notwithstanding the foregoing, such adjustment in an outstanding Option or Restricted Stock award shall be made without change in the total exercise price applicable to the unexercised portion of the Option or Restricted Stock, but with an appropriate adjustment to the number of shares, kind of shares and exercise price for each share subject to the Option or Restricted Stock award. The determination by the Committee as to what adjustments, amendments or arrangements shall be made pursuant to this Section 5.2, and the extent thereof, shall be final and conclusive. No fractional Shares shall be issued under the Plan on account of any such adjustment or arrangement.

6. TERMS AND CONDITIONS OF GRANTS.

6.1 Intended Treatment as ISOs. ISOs granted pursuant to this Plan are intended to be “incentive stock options” to which Code Sections 421 and 422 apply, and the Plan shall be construed and administered to implement that intent. If all or any part of an ISO shall not be an “incentive stock option” subject to Sections 421 or 422 of the Code, such Option shall nevertheless be valid and carried into effect. All Options granted under this Plan shall be subject to the terms and conditions set forth in this Section 6 (except as provided in Section 5.2) and to such other terms and conditions as the Committee shall determine to be appropriate to accomplish the purpose of the Plan as set forth in Section 1.

6.2 Amount and Payment of Exercise Price for Options.

6.2.1 Exercise Price. The exercise price per Share for each Share which the Grantee is entitled to purchase under a Nonqualified Option shall be determined by the Committee but shall not be less than one hundred percent (100%) of the Fair Market Value Per Share on the date of the grant of the Nonqualified Option. The exercise price per Share for each Share which the Grantee is entitled to purchase under an ISO shall be determined by the Committee but shall not be less than 100% of the Fair Market Value Per Share on the date of the grant of the ISO; provided, however, that the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value Per Share on the date of the grant of the ISO in the case of an individual then owning (within the meaning of Code Section 425(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its parent or Subsidiaries.

6.2.2 Payment of Exercise Price. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist of shares of the common stock of the Corporation or such other consideration and method of payment for the Shares as may be permitted under applicable state and federal laws.

6.3 Exercise of Options.

6.3.1 Each Option granted under this Plan shall be exercisable at such times and under such conditions as may be determined by the Committee at the time of the grant of the Option and as shall be permissible under the terms of the Plan; provided, however, in no event shall an Option be exercisable after the expiration of ten (10) years from the date it is granted, and in the case of a Grantee owning (within the meaning of Code Section 425(d)), at the time an ISO is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its parent or Subsidiaries, such ISO shall not be exercisable later than five (5) years after the date of grant.

6.3.2 A Grantee may purchase less than the total number of Shares for which the Option is exercisable.

6.4 Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Grantees in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Grantee.

6.4.1 Restricted Stock Agreement. Each award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the period of restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee, in its sole discretion, determines otherwise, Shares of Restricted Stock shall be held by the Corporation as escrow agent until the end of the applicable period of restriction.

6.4.2 Transferability. Except as provided in this Section 6.4, Shares of Restricted Stock may not be sold, transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until the end of the applicable period of restriction.

6.4.3 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate in accordance with this Section 6.4.

6.4.3.1 General Restrictions. The Committee may set restrictions based upon (a) the achievement of specific performance objectives (Corporation-wide, divisional or individual), (b) applicable Federal or state securities laws, or (c) any other basis determined by the Committee in its sole discretion.

6.4.3.2 Legend on Certificates. The Committee, in its sole discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

“THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE ENERJEX RESOURCES, INC. STOCK INCENTIVE PLAN, AND IN A RESTRICTED STOCK AGREEMENT. A COPY OF THIS PLAN AND SUCH RESTRICTED STOCK AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF ENERJEX RESOURCES, INC.”

6.4.4 Removal of Restrictions. Except as otherwise provided in this Section 6.4, Shares of Restricted Stock covered by each Restricted Stock grant made under this Plan shall be released from escrow as soon as practicable after the end of the applicable period of restriction. The Committee, in its sole discretion, may accelerate the time at which any restrictions shall lapse and remove any restrictions. After the end of the applicable period of restriction, the Grantee shall be entitled to have any legend or legends under Section 6.4.3.2 removed from his or her Share certificate, and the Shares shall be freely transferable by the Grantee.

6.4.5 Voting Rights. During the period of restriction, Grantees holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the applicable Award Agreement provides otherwise.

6.4.6 Dividends and Other Distributions. During the period of restriction, Grantees holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the applicable Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

6.4.7 Return of Restricted Stock to Corporation. On the date set forth in the applicable Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Corporation and thereafter shall be available for grant under this Plan.

6.5 Nontransferability of Options. All Options granted under this Plan shall be nontransferable, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Grantee’s lifetime only by such Grantee.

6.6 Effect of Termination of Employment or Other Relationship. Except as otherwise determined by the Committee in connection with the grant of Options, the effect of termination of a Grantee’s employment or other relationship with the Corporation on such Grantee’s rights to acquire Shares pursuant to the Plan shall be as follows:

6.6.1 Termination for Other than Disability, Death or Cause. If a Grantee ceases to be employed by, or ceases to have a relationship with, the Corporation for any reason other than for disability, death or cause, such Grantee’s Options shall expire not later than three (3) months thereafter. During such three (3) month period and prior to the expiration of the Option by its terms, the Grantee may exercise any Option granted to him, but only to the extent such Options were exercisable on the date of termination of his employment or relationship and except as so exercised, such Options shall expire at the end of such three (3) month period unless such Options by their terms expire before such date. The decision as to whether a termination for a reason other than disability, cause or death has occurred shall be made by the Committee, whose decision shall be final and conclusive, except that employment shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved by the Corporation.

6.6.2 Disability or Death. If a Grantee ceases to be employed by, or ceases to have a relationship with, the Corporation by reason of disability (within the meaning of Code Section 22(e)(3)) or death, such Grantee’s Options shall expire not later than one (1) year thereafter. During such one (1) year period and prior to the expiration of the Option by its terms, the Grantee may exercise any Option granted to him, but only to the extent such Options were exercisable on the date the Grantee ceased to be employed by, or ceased to have a relationship with, the Corporation by reason of disability or death and except as so exercised, such Options shall expire at the end of such one (1) year period unless such Options by their terms expire before such date. The decision as to whether a termination by reason of disability or death has occurred shall be made by the Committee, whose decision shall be final and conclusive.

6.6.3 Termination for Cause. If a Grantee’s employment by, or relationship with, the Corporation or any of its Subsidiaries is terminated for cause, such Grantee’s Option shall expire immediately; provided, however, the Committee may, in its sole discretion, within thirty (30) days of such termination, waive the expiration of the Option by giving written notice of such waiver to the Grantee at such Grantee’s last known address. In the event of such waiver, the Grantee may exercise the Option only to such extent, for such time, and upon such terms and conditions as if such Grantee had ceased to be employed by, or ceased to have a relationship with, the Corporation upon the date of such termination for a reason other than disability, cause, or death. Termination for cause shall include termination for malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the Corporation. The determination of the Committee with respect to whether a termination for cause has occurred shall be final and conclusive.

6.7 Withholding of Taxes. The Corporation or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Grantee to remit to the Corporation, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Grantee's employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Grantee arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Grantee to elect to have the Corporation withhold Shares otherwise issuable under an Award Agreement (or allow the return of Shares ) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any award (or which may be repurchased from the Grantee of such award within six months after such Shares were acquired by the Grantee from the Corporation) in order to satisfy the Grantee's federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the award shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

6.8 No Rights to Continued Employment or Relationship. Nothing contained in this Plan or in any Award Agreement shall obligate the Corporation to employ or have another relationship with any Grantee for any period or interfere in any way with the right of the Corporation to reduce such Grantee’s compensation or to terminate the employment of or relationship with any Grantee at any time.

6.9 Privileges of Stock Ownership. No Grantee shall be entitled to the privileges of stock ownership as to any Shares not actually issued to such Grantee. No Shares shall be issued unless and until, in the opinion of the Corporation’s counsel, any then applicable requirements of any laws or governmental or regulatory agencies having jurisdiction and of any exchanges upon which the stock of the Corporation may be listed shall have been fully complied with.

6.10 Securities Laws Compliance. The Corporation will diligently endeavor to comply with all applicable securities laws before any Options or Restricted Stock are granted under the Plan and before any Shares are issued pursuant to Options or as Restricted Stock. Without limiting the generality of the foregoing, the Corporation may require from the Grantee such investment representation or such agreement, if any, as counsel for the Corporation may consider necessary or advisable in order to comply with the Securities Act of 1933 as then in effect, and may require that the Grantee agree that any sale of the Shares will be made only in such manner as is permitted by the Committee. The Committee in its discretion may cause the Shares underlying the Options or subject to Restricted Stock grants to be registered under the Securities Act of 1933, as amended, by the filing of a Form S-8 Registration Statement covering the Shares available for grant or issuance under this Plan. Grantee shall take any action reasonably requested by the Corporation in connection with registration or qualification of the Shares under federal or state securities laws.

6.11 Award Agreement. Each Option and Restricted Stock granted under this Plan shall be evidenced by the appropriate written Award Agreement executed by the Corporation and the Grantee and shall contain each of the provisions and agreements specifically required to be contained therein pursuant to this Section 6, and such other terms and conditions as are deemed desirable by the Committee and are not inconsistent with the purpose of the Plan as set forth in Section 1.

7. PLAN AMENDMENT AND TERMINATION.

7.1 Authority of Committee. The Committee may at any time discontinue granting Options or Restricted Stock under the Plan or otherwise suspend, amend or terminate the Plan and may, with the consent of a Grantee, make such modification of the terms and conditions of such Grantee’s Option or Restricted Stock grant as it shall deem advisable; provided that, except as permitted under the provisions of Section 5.2, the Committee shall have no authority to make any amendment or modification to this Plan or any outstanding Option or Restricted Stock grant thereunder which would: (i) increase the maximum number of shares which may be purchased pursuant to Options or Restricted Stock granted under the Plan, either in the aggregate or by a Grantee (except pursuant to Section 5.2); (ii) change the designation of the class of the employees eligible to receive ISOs; (iii) extend the term of the Plan or the maximum Option period thereunder; (iv) decrease the minimum ISO price or permit reductions of the price at which shares may be purchased for ISOs granted under the Plan; or (v) cause ISOs issued under the Plan to fail to meet the requirements of incentive stock options under Code Section 422. An amendment or modification made pursuant to the provisions of this Section 7 shall be deemed adopted as of the date of the action of the Committee effecting such amendment or modification and shall be effective immediately, unless otherwise provided therein, subject to approval thereof (1) within twelve (12) months before or after the effective date by stockholders of the Corporation holding not less than a majority vote of the voting power of the Corporation voting in person or by proxy at a duly held stockholders meeting when required to maintain or satisfy the requirements of Code Section 422 with respect to ISOs, and (2) by any appropriate governmental agency. No Option or Restricted Stock may be granted during any suspension or after termination of the Plan.

7.2 Ten (10) Year Maximum Term. Unless previously terminated by the Committee, this Plan shall terminate on October 13, 2018, and no Options shall be granted under the Plan thereafter.

7.3 Effect on Outstanding Options. Amendment, suspension or termination of this Plan shall not, without the consent of the Grantee, alter or impair any rights or obligations under any Option theretofore granted.

8. EFFECTIVE DATE OF PLAN. This Plan was originally adopted effective as of May 4, 2007, and was scheduled to terminate on August 1, 2012. The maximum number of shares available for award under the original Plan was 1,000,000 shares. The Plan is being amended and restated in its entirety effective as of October 14, 2008, upon the approval by the affirmative vote of a majority of the issued and outstanding Shares of common stock of the Corporation represented at a duly held meeting at which a quorum was present.

9. MISCELLANEOUS PROVISIONS.

9.1 Exculpation and Indemnification. The Corporation shall indemnify and hold harmless the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons’ duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful conduct and/or criminal acts of such persons.

9.2 Governing Law. The Plan shall be governed and construed in accordance with the laws of the State of Nevada and the Code.

9.3 Compliance with Applicable Laws. The inability of the Corporation to obtain from any regulatory body having jurisdiction authority deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares upon the exercise of an Option or Restricted Stock grant shall relieve the Corporation of any liability in respect of the non-issuance or sale of such Shares as to which such requisite authority shall not have been obtained.

As approved by the Governance, Compensation and Nominating Committee of the Board of Directors on September 12, 2008 and a majority of the outstanding shares of common stock of EnerJex Resources, Inc. represented at a meeting on October 14, 2008.

By: /s/ C. Stephen Cochennet
C. Stephen Cochennet, Secretary